Exhibit 15.2

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-211071) of Bancolombia S. A. of our report dated April 22, 2016 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Ltda.
Bogotá, Colombia
May 1, 2017

PricewaterhouseCoopers Ltda., Calle 100 No. 11A-35, Bogotá, Colombia
Tel: (57-1) 634 0555, Fax: (57-1) 218 8544, www.pwc.com/co